SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2013

Vantage Health

(Exact name of registrant as specified in its charter)

Nevada	333-168930	93-0659770
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 West 55th Street, #3B New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +27 728213420

_____________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On October 9, 2013, Vantage Health (the "Company") executed an Agreement of Conveyance, Transfer and Assignment of Subsidiary and Assumption of Obligations ("Agreement") for the sale of the Company’s 51% interest in Moxisign (PTY) Ltd (“Moxisign”) with Lisa Ramakrishnan, an officer, director and shareholder of the Company. Pursuant to the terms of the Agreement, Ms. Ramakrishnan agreed to assume all of the debts and liabilities of Moxisign, totaling approximately $590,946. The assets of Moxisign are valued at approximately $95,248.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

As a result of this transaction, we are no longer in the business of becoming a pharmaceutical distributor with the specific intention of bidding on South African government health care contracts and tenders.  This line of business was sold under the Agreement. We are currently evaluating alternative business opportunities.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Agreement of Conveyance, Transfer and Assignment of Subsidiary and Assumption of Obligations, dated October 9, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vantage Health

/s/ Lisa Ramakrishnan

Lisa Ramakrishnan

President

Date: October 10, 2013

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